Exhibit 10.14
SUPPLEMENTAL AGREEMENT
     This SUPPLEMENTAL AGREEMENT, dated as of October 31, 2005, is made by and among TCO Funding Corp., a Delaware corporation, (“TCO”), The Tensar Corporation, LLC, a Georgia limited liability company (“Tensar”) and Credit Suisse, as administrative agent on behalf of TCO (“Administrative Agent”).
PRELIMINARY STATEMENT
     On the Effective Date, TCO purchased the Leased Assets from Tensar pursuant to the Asset Purchase Agreement. Immediately after such purchase, TCO leased the Leased Assets to Tensar pursuant to that certain Lease Financing and Purchase Option Agreement, dated as of the Effective Date (as the same may be amended, modified or supplemented from time to time, the “Agreement”), among TCO, Administrative Agent and Tensar. Unless otherwise specified, capitalized terms used herein have the definitions specified in the Agreement. Under the Agreement, TCO has agreed to perform certain tasks and to undertake certain responsibilities in relation to the Leased Assets. TCO would like to retain Tensar to perform those tasks and responsibilities in relation to the Leased Assets on the terms and conditions herein set forth and for the compensation herein provided, and Tensar is interested in undertaking those tasks and responsibilities in relation to the Leased Assets for such compensation.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
     SECTION 1. Agreement. TCO and Tensar hereby agree that Tensar shall undertake the matters described in Sections 2, 3, 4, and 6 below (the “Obligations”) and Tensar hereby agrees to perform the Obligations, all on the terms and conditions of this Supplemental Agreement.
     SECTION 2. Major Maintenance. Tensar agrees that, during the Term, Tensar shall at all times (i) determine whether any Leased Asset requires any Major Maintenance and (ii) perform and provide all such Major Maintenance. Tensar shall keep accurate, complete and current records of all Major Maintenance performed or provided on any Leased Assets and shall provide copies thereof to TCO promptly on demand.
     SECTION 3. Required Alterations. Tensar agrees that during the Term, Tensar shall at all times make all Required Alterations with respect to the Leased Assets. Tensar shall keep accurate, complete and current records of all Required Alterations made with respect to the Leased Assets and shall provide copies thereof to TCO promptly on demand.
     SECTION 4. Insurance.
     (a) Tensar agrees that during the Term, Tensar shall at all times obtain and maintain in effect insurance for the Leased Assets in compliance with Section 15 (a) of the Agreement and Section 5.3 of the Guarantee and Collateral Agreement and Section 1.02 of Schedule 3 of the Lease Agreement with insurers meeting the requirements of such Sections; provided, that the amount of such insurance to be maintained by Tensar must be in an amount equal to at least

100% of the unpaid Acquisition Cost of the Leased Assets. The failure of Tensar to obtain and maintain insurance as required in the preceding sentence with solvent insurers who shall have acknowledged liability in an amount equal to at least 100% of the unpaid Acquisition Cost shall constitute “negligence” for purposes of Section 6(a) of this Supplemental Agreement.
     (b) Tensar agrees that during the Term, Tensar shall comply with the insurance requirements set forth in this Section 4. Tensar shall deliver to TCO by the date hereof certificates of insurance evidencing the insurance required to be maintained under this Supplemental Agreement. Tensar will deliver to TCO such certificates of insurance and other evidence of insurance with respect to the items described herein as may be requested by TCO from time to time.
     SECTION 5. Payments by TCO.
     (a) TCO agrees to pay to Tensar a fee of U.S. $10 on the date hereof for the performance by Tensar of the Obligations.
     (b) The parties agree that TCO shall pay to Tensar on each Rent Payment Date the amount of U.S. $10,000, which amount is the estimated cost of Tensar performing the Obligations during such Rent Period. If either party hereto believes that such amount does not reflect the actual cost incurred by Tensar, the parties shall discuss the matter and, if agreement is reached, agree in writing, with the consent of Administrative Agent, to an adjustment to reflect the actual cost of performing the Obligations, such adjustment to take effect at the beginning of the next Rent Period in accordance with the Agreement.
     (c) Tensar shall not be entitled to any payment or compensation, other than the fee specified in paragraph (a) of this Section and the amount specified in paragraph (b) of this Section, for performing the Obligations hereunder.
     (d) This Supplemental Agreement may not be terminated by Tensar without the prior written consent of TCO and the Administrative Agent.
     SECTION 6. Payments by Tensar.
     (a) Upon the occurrence of an Event of Loss, Tensar shall arrange for all applicable insurance proceeds to be paid to TCO. If and to the extent that, as a consequence of any Event of Loss, the proceeds of any insurance in respect thereof are insufficient or nonexistent, due to the negligence on the part of Tensar, to keep TCO indemnified for any Loss (as defined below), Tensar shall assume liability for any such Loss suffered by TCO as a consequence thereof. For the purpose of this Section 6, (i) “negligence” includes any breach of duty, exceeding of authority, failure, mistake, error, misfeasance or default or any Loss to TCO caused (in whole or in part) by inaccurate or inadequate insurance arrangements or recoveries, whether by act or omission (including by payment of contractual deductibles) and (ii) a “Loss” occurs to the extent that TCO has not received within one Business Day after the occurrence of an Event of Loss an amount equal to the unpaid Acquisition Cost of the Leased Assets. Tensar hereby agrees to pay to TCO within three Business Days of such Loss the unpaid Acquisition Cost of the Leased Assets.

     (b) Tensar hereby undertakes that it shall pay to TCO, upon demand, to the extent permitted by applicable law, a late fee on any amount payable under this Supplemental Agreement that is not paid when due, for any period for which the same is overdue, at a rate equal to Default Rate from and including the due date for payments to be made pursuant to Section 6(a) to the date on which the amount specified in Section 6(a) is paid in full. Payment or acceptance of such fee provided for in this Section 6(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any default or event of default or otherwise prejudice or limit any rights or remedies of TCO.
     (c) Tensar acknowledges and agrees that, except as otherwise specifically provided in the Agreement or herein, Tensar’s obligations hereunder shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Tensar may have against TCO or any other Person for any reason whatsoever. The obligation of Tensar to pay any amounts payable under this Supplemental Agreement shall be full recourse obligations of Tensar and secured by the Security Documents.
     SECTION 7. Benefit of Agreement. This Supplemental Agreement shall be binding upon, and inure to and for the benefit of TCO, Tensar and the Administrative Agent and their respective successors and assigns. Tensar agrees that it may not assign its interest in this Supplemental Agreement in whole or in part without the prior written consent of TCO, and any such assignment without such consent shall be null and void. Each party agrees that any assignment of the Agreement by either party thereto must include an assignment and assumption of such party’s interest in this Supplemental Agreement.
     SECTION 8 Miscellaneous. The provisions concerning Survival; Expenses; Indemnity; Waiver of Jury Trial; etc. (Section 17), Notices (Section 25), Appointment of Administrative Agent (Section 28) and Miscellaneous (Section 29) of the Agreement are hereby incorporated by reference herein as if fully set forth herein, and all references therein to the Agreement, “hereunder”, “hereof or words of similar effect shall be a reference to this Supplemental Agreement
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the date first above written.

TCO FUNDING CORP.
By	/s/ KATHERINE SPEAR
	Name:	KATHERINE SPEAR
	Title:	CHIEF FINANCIAL OFFICER

THE TENSAR CORPORATION, LUC
By	/s/ KATHERINE SPEAR
	Name:	KATHERINE SPEAR
	Title:	CHIEF FINANCIAL OFFICER

CREDIT SUISSE, Cayman Islands Branch
By	/s/ PHILLIP HO
Name: PHILLIP HO
	Title:	DIRECTOR

By	/s/ RIANKA MOHAN
	Name:	RIANKA MOHAN
	Title:	ASSOCIATE

[Signature Page to Supplemental Agreement]